Third Quarter 2013

Supplemental Information Package

American Homes 4 Rent

Supplemental Information Package

Third Quarter 2013

Table of Contents

Summary
Financial and Operating Highlights	2
Fact Sheet	3

Earnings
Funds from Operations	4

Property Information
Top 20 Markets Summary	5
Top 20 Markets Home Price Appreciation Trends	6

Operational Information
Acquisition, Renovation and Leasing Rates	7
Property Management Internalization Map	8

Case Study
Acquisition – Indianapolis	9

Non-GAAP Financial Measures
Reconciliation of Net Operating Income to Net Income / (Loss)	11

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American Homes 4 Rent

Supplemental Information Package

Third Quarter 2013

Financial and Operating Highlights

•	Funds from operations (“FFO”) for the third quarter was $19.6 million or $0.09 per FFO share

•	Revenues were $49.5 million for the three months ended September 30, 2013, a 173% increase from the $18.1 million reported for the three months ended June 30, 2013

•	Net operating income from leased properties (“NOI”) for the three months ended September 30, 2013 was $31.2 million, a 191% increase from the $10.7 million reported for the three months ended June 30, 2013

•	Declared initial quarterly distribution of $0.05 per Class A common share and $0.229167 per Series A participating preferred share

•	Grew portfolio to 21,267 single-family properties as of September 30, 2013 from 18,326 as of June 30, 2013

•	Continued strong occupancy with 96.2% of properties leased that have been rent-ready for more than 90 days and total portfolio occupancy of 67.6%

•	4,602 properties leased during the three months ended September 30, 2013, for a total of 14,384 leased properties as of the end of the third quarter

•	Completed initial public offering and concurrent private placements together with full exercise of the underwriters’ option to purchase additional Class A common shares

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American Homes 4 Rent

Supplemental Information Package

Third Quarter 2013

Fact Sheet

(Amounts in thousands, except share and per share information)

	Mar 31,	Jun 30,	Sep 30,
Selected Balance Sheet Information	2013	2013	2013
Single-family properties, net	$1,120,843	$3,039,504	$3,530,122
Total assets	$1,678,261	$3,482,695	$3,885,261
Outstanding borrowings under credit facility (1)	$-	$670,000	$238,000
Total liabilities	$49,798	$831,359	$395,968
Common shares outstanding, end of period	86,017,823	130,068,500	185,491,294
Total market capitalization (2)	n/a	n/a	$3,861,700
NYSE AMH closing price	n/a	n/a	$16.15

	For the Three Months Ended
	Mar 31,	Jun 30,	Sep 30,
Operating Data	2013	2013	2013
Rents from single-family properties	$6,644	$17,585	$48,743
Total revenues	$6,644	$18,120	$49,463
Leased property operating expenses	$2,566	$6,859	$17,579
Net operating income (3)	$4,078	$10,726	$31,164
Net operating income margin	61%	61%	64%
General and administrative expense and
advisory fees as a percentage of total revenues	66%	24%	6%
Annualized general and administrative expense and
advisory fees as a percentage of total assets	1.04%	0.51%	0.28%

(1)	Our credit facility provides for borrowing capacity of up to $800 million and bears interest at 30 day LIBOR plus 2.75% (3.125% beginning in March 2017). Borrowings are available until March 2015, which may be extended for an additional year subject to the satisfaction of certain financial covenant tests. Upon expiration of the credit facility period, any outstanding borrowings will convert to a term loan through September 30, 2018.
(2)	Total market capitalization as of September 30, 2013 includes 184,856,219 Class A common shares, 635,075 Class B common shares, 13,787,292 Class A units, 31,085,974 Series C units, 4,375,000 Series D units and 4,375,000 Series E units.
(3)	NOI is a supplemental non-GAAP financial measure that we define as rents from single-family properties less property operating expenses for leased single-family properties. A reconciliation from net income / (loss) to NOI is included in a schedule accompanying this supplemental information package.

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American Homes 4 Rent

Supplemental Information Package

Third Quarter 2013

Funds from Operations

The following is a reconciliation of net loss attributable to common shareholders to FFO for the three months ended September 30, 2013 (amounts in thousands, except share and per share information):

For the Three
Months Ended
September 30, 2013
Net loss attributable to common shareholders	$(7,659)
Adjustments:
Noncontrolling interests in the Operating Partnership	4,028
Depreciation and amortization of real estate assets	23,211
Funds from operations	$19,580
Weighted average number of FFO shares (1)	216,348,416
FFO per weighted average FFO share	$0.09

(1)	Includes 162,725,150 weighted average Class A common shares and Class B common shares outstanding for the three months ended September 30, 2013 and assumes full conversion of all Operating Partnership units outstanding, including 13,787,292 Class A units, 31,085,974 Series C units, 4,375,000 Series D units and 4,375,000 Series E units.

We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income of loss calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

We present FFO and FFO per FFO share because we consider FFO to be an important measure of the performance of real estate companies, as do many analysts in evaluating our Company. We believe that FFO is a helpful measure of a REIT’s performance since FFO excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. FFO and FFO per FFO share are not a substitute for our cash flow or net loss per share as a measure of our liquidity or operating performance or our ability to pay dividends. Because other REITs may not compute FFO in the same manner, FFO may not be comparable among REITs.

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Supplemental Information Package

Third Quarter 2013

Top 20 Markets Summary

The table below summarizes certain information with respect to our top 20 markets as of September 30, 2013:

			Net Book		Net Book
	Number of	Percentage of	Value	Percentage of	Value per	Average	Avg. Age	Leased	Occupancy
Market	Properties	Total Properties	($ millions)	Total Properties	Property	Sq. Ft.	(years)	Properties	Percentage
Dallas-Fort Worth, TX	1,861	8.8%	$288	8.1%	$154,462	2,200	10.2	1,222	65.7%
Indianapolis, IN	1,845	8.7%	267	7.6%	144,937	1,879	11.6	1,296	70.2%
Greater Chicago area, IL and IN	1,443	6.8%	211	6.0%	146,525	1,855	12.3	673	46.6%
Atlanta, GA	1,341	6.3%	217	6.1%	161,604	2,163	13.0	1,025	76.4%
Houston, TX	1,094	5.1%	189	5.4%	173,135	2,303	9.6	723	66.1%
Cincinnati, OH	1,075	5.1%	183	5.2%	170,564	1,845	11.9	709	66.0%
Phoenix, AZ	962	4.5%	144	4.1%	149,210	1,811	11.3	831	86.4%
Charlotte, NC	961	4.5%	163	4.6%	169,379	1,947	10.7	718	74.7%
Nashville, TN	905	4.3%	181	5.1%	200,107	2,190	9.5	770	85.1%
Jacksonville, FL	893	4.2%	129	3.7%	144,870	1,926	9.6	785	87.9%
Tampa, FL	781	3.7%	150	4.2%	192,410	2,092	10.3	646	82.7%
Salt Lake City, UT	722	3.4%	154	4.4%	213,018	2,197	12.0	521	72.2%
Raleigh, NC	718	3.4%	127	3.6%	177,488	1,914	9.6	492	68.5%
Las Vegas, NV	713	3.4%	120	3.4%	168,666	1,846	12.1	644	90.3%
Columbus, OH	640	3.0%	90	2.5%	140,399	1,810	12.8	322	50.3%
Orlando, FL	594	2.8%	97	2.7%	162,797	1,976	12.5	434	73.1%
Tucson, AZ	376	1.8%	49	1.4%	130,516	1,654	9.6	341	90.7%
Greenville, NC	352	1.7%	58	1.6%	165,737	1,913	10.3	115	32.7%
Austin, TX	337	1.6%	47	1.3%	140,764	1,880	9.7	237	70.3%
Greensboro, NC	336	1.6%	56	1.6%	166,845	1,890	10.0	159	47.3%
All Other	3,318	15.3%	610	17.4%	183,344	1,844	10.5	1,721	51.9%
Total / Average	21,267	100.0%	$3,530	100.0%	$165,985	1,969	11.0	14,384	67.6%(1)

(1)	Update as of October 31, 2013, our total portfolio occupancy has increased to approximately 72%.

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American Homes 4 Rent

Supplemental Information Package

Third Quarter 2013

Top 20 Markets Home Price Appreciation Trends

			HPA Index (1)				HPA Index Appreciation
	Number of	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,
Market	Properties (2)	2012 (3)	2012	2012	2013	2013	LTM(4)	YTD (5)	Q2 2013 (6)
Dallas-Fort Worth, TX (7)	1,861	100.0	101.6	101.9	102.8	107.5	7.5%	5.5%	4.6%
Indianapolis, IN	1,845	100.0	97.8	95.9	99.7	103.0	3.0%	7.4%	3.3%
Greater Chicago area, IL and IN	1,443	100.0	101.2	97.5	98.7	106.9	6.9%	9.7%	8.3%
Atlanta, GA	1,341	100.0	102.1	102.4	106.6	114.1	14.1%	11.5%	7.0%
Houston, TX	1,094	100.0	102.8	104.2	106.4	111.2	11.2%	6.7%	4.4%
Cincinnati, OH	1,075	100.0	100.8	97.5	97.1	102.8	2.8%	5.4%	5.8%
Phoenix, AZ	962	100.0	107.5	112.3	115.0	123.4	23.4%	9.8%	7.2%
Charlotte, NC	961	100.0	100.8	97.5	102.7	106.7	6.7%	9.5%	3.9%
Nashville, TN	905	100.0	101.3	101.2	103.3	108.0	8.0%	6.7%	4.5%
Jacksonville, FL	893	100.0	102.9	100.3	108.3	111.3	11.3%	11.0%	2.7%
Tampa, FL	781	100.0	100.2	100.7	101.0	108.6	8.6%	7.8%	7.6%
Salt Lake City, UT	722	100.0	101.3	102.7	107.5	112.6	12.6%	9.7%	4.8%
Raleigh, NC	718	100.0	101.1	97.6	101.0	103.5	3.5%	6.1%	2.5%
Las Vegas, NV	713	100.0	105.0	112.9	115.9	126.5	26.5%	12.0%	9.1%
Columbus, OH	640	100.0	102.4	97.1	98.6	103.8	3.8%	6.9%	5.3%
Orlando, FL	594	100.0	106.0	109.9	109.2	117.5	17.5%	6.9%	7.6%
Tucson, AZ	376	100.0	104.8	104.2	102.7	106.9	6.9%	2.6%	4.1%
Greenville, NC	352	100.0	105.4	100.8	98.7	107.5	7.5%	6.6%	8.9%
Austin, TX	337	100.0	101.7	101.1	102.7	109.9	9.9%	8.7%	7.0%
Greensboro, NC	336	100.0	104.7	102.1	105.0	107.0	7.0%	4.8%	1.9%
Total / weighted average	17,949	100.0	102.0	101.4	103.8	109.5	9.5%	8.0%	5.5%

(1)	HPA Index reflects the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”
(2)	Top 20 markets based on properties as of September 30, 2013.
(3)	For the illustrative purposes of this table, the HPA Index has been indexed as of June 30, 2012 and, as such, a baseline index value of 100.0 has been assigned to each market as of such date. The HPA Index values with respect to the other periods presented are relative measures calculated in relation to the baseline index value.
(4)	Calculated as the percentage change in HPA Index between June 30, 2012 and June 30, 2013.
(5)	Calculated as the percentage change in HPA Index between December 31, 2012 and June 30, 2013.
(6)	Calculated as the percentage change in HPA Index between March 31, 2013 and June 30, 2013.
(7)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions, with each division being given equal weighting for purposes of determining the HPA Index.

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Third Quarter 2013

Acquisition, Renovation and Leasing Rates

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American Homes 4 Rent

Supplemental Information Package

Third Quarter 2013

Property Management Internalization Map

  We currently internally manage 33 of our markets, accounting for over 90% of our homes, and we are in the process of transitioning the remaining markets.

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American Homes 4 Rent

Supplemental Information Package

Third Quarter 2013

Acquisition Case Study – Indianapolis

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American Homes 4 Rent

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Third Quarter 2013

Acquisition Case Study – Indianapolis (continued)

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American Homes 4 Rent

Supplemental Information Package

Third Quarter 2013

Reconciliation of Net Operating Income to Net Income / (Loss)

NOI, is a supplemental non-GAAP financial measure that AMH defines as rents from single-family properties, less property operating expenses for leased single-family properties.  NOI excludes income from discontinued operations, gain on remeasurement of equity method investment, remeasurement of Series E units, depreciation and amortization, acquisition fees and costs expensed, noncash share-based compensation expense, interest expense, advisory fees, general and administrative expense, property operating expenses for vacant single-family properties and other and other revenues.

AMH considers NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our leased single-family properties. It should be considered only as a supplement to net income / (loss) as a measure of our performance. NOI should not be used as a measure of AMH’s liquidity, nor is it indicative of funds available to fund AMH’s cash needs, including its ability to pay dividends or make distributions. NOI also should not be used as a substitute for net income / (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

The following is a reconciliation of NOI to net income / (loss) as determined in accordance with GAAP (amounts in thousands):

	Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013
Net income / (loss)	$(6,857)	$1,123	$(3,861)
Income from discontinued operations	-	(986)	-
Gain on remeasurement of equity method investment	-	(10,945)	-
Remeasurement of Series E units	-	-	438
Depreciation and amortization	2,905	10,879	24,043
Acquisitions fees and costs expensed	1,390	2,099	496
Noncash share-based compensation expense	174	279	153
Interest expense	370	-	-
Advisory fees	2,742	3,610	-
General and administrative expense	1,625	811	2,742
Property operating expenses for vacant single-family properties and other	1,729	4,391	7,873
Other revenues	-	(535)	(720)
Net operating income	$4,078	$10,726	$31,164

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